UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)               May 20, 2008
_______________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

\ \ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

\ \ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

\ \ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

\ \ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement

     The discussion under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On May 20, 2008, pursuant to an agreement (the "Agreement") by and among Unisys Corporation (the "Company"), on the one hand, and MMI Investments, L.P., MCM Capital Management, LLC, Clay B. Lifflander and Charles B. McQuade (collectively, the "MMI Group") on the other hand, the Company increased the size of its board of directors (the "Board") to thirteen members, and appointed, effective immediately, Mr. Lifflander, President of MMI Investments, L.P., to the class of directors serving until the Company's 2008 annual meeting of stockholders (the "Annual Meeting"), and Mr. McQuade, Retired Chairman and Chief Executive Officer of Securities Industry Automation Corp., to the class of directors serving until the Company's 2010 annual meeting of stockholders. Under the Agreement, the Board will nominate Mr. Lifflander for election to the Board at the Annual Meeting.

     Pursuant to the Agreement, Mr. McQuade will be appointed to the Board's Compensation Committee and Finance Committee, and Mr. Lifflander to the Board's Nominating and Corporate Governance Committee and Finance Committee immediately following the Annual Meeting.

     The parties have further agreed that, until the later of September 15, 2008 or the date on which Mr. Lifflander (or any replacement of Mr. Lifflander appointed, in the event of Mr. Lifflander's resignation, removal, death or incapacity, in accordance with the terms and conditions set forth in the Agreement) ceases to be a director of the Company, the MMI Group and its affiliates will not acquire any voting securities of the Company which would increase their ownership to more than 20 percent of the outstanding shares of the Company's common stock, or sell any voting securities of the Company to any person who would, as a result of such sale, hold more than 10 percent of the outstanding shares of the Company's common stock (subject to certain specified exceptions). The agreement also restricts the MMI Group from, among other things, engaging in proxy solicitations in an election contest, advancing stockholder proposals, seeking to call a meeting of stockholders or solicit consents from stockholders, or seeking to obtain additional representation on the Board or remove any Board member during the time period described above.

     The Agreement also contains provisions with respect to public announcements, confidentiality and reimbursement of MMI Group's reasonable, documented out-of-pocket fees and expenses, up to $125,000, incurred in connection with the negotiation and execution of the Agreement and other matters related to the Annual Meeting.

     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein. A press release issued by the Company regarding these matters is attached as Exhibit 99.1 hereto.



Item 9.01  Financial Statements and Exhibits

     (d)   Exhibits

Exhibit No.          Description
----------           -----------
10.1                 Governance and Cooperation Agreement, dated May 20, 2008,
                     by and among Unisys Corporation, MMI Investments, L.P.,
                     MCM Capital Management, LLC, Clay B. Lifflander and Charles
                     B. McQuade

99.1                 Press Release dated May 21, 2008

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: May 22, 2008                                By: /s/ Janet B. Haugen
                                                      -------------------
                                                      Janet B. Haugen
                                                      Senior Vice President and
                                                      Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.          Description
----------           -----------
10.1                 Governance and Cooperation Agreement, dated May 20, 2008,
                     by and among Unisys Corporation, MMI Investments, L.P.,
                     MCM Capital Management, LLC, Clay B. Lifflander and Charles
                     B. McQuade

99.1                 Press Release dated May 21, 2008